Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (504) 566-4582

Tidewater Agrees to Short-Term Waivers with its Lenders

and Noteholders to Conclude Restructuring Discussions

NEW ORLEANS, April 5, 2017 – Tidewater Inc. (NYSE: TDW) has been in restructuring discussions with its principal lenders and noteholders regarding the company’s various debt arrangements. Pending the resolution of those discussions, the company had previously received limited waivers from the necessary lenders and noteholders which waived compliance with certain debt covenants until March 27, 2017, at which time the company announced that the latest waiver extension had expired without a renewal being sought by the company.

Tidewater’s management is of the view that substantial progress has been made in the negotiations during the past week, and after further discussion with its lenders and noteholders, all parties agreed to a further short-term covenant waiver while they focus on bringing the negotiations to conclusion.  The company has now received limited waivers of the covenant defaults from its lenders and noteholders until April 7, 2017.

Tidewater is the leading provider of OSVs to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.